                                                                    Exhibit 3.02


                                                          FEDERAL IDENTIFICATION
                                                                  NO. 04-2696393

--------                          THE COMMONWEALTH OF MASSACHUSETTS
Examiner                               WILLIAM FRANCIS GALVIN
                                    Secretary of the Commonwealth
                        One Ashburton Place, Boston, Massachusetts 02108-1512

                            AMENDED AND RESTATED ARTICLES OF ORGANIZATION
                              (GENERAL LAWS, CHAPTER 156B, SECTION 74)
--------
Name      We,    William H. Gallagher                            , *President,
Approved  ----------------------------------------------------------------------
          and    Susan L. Gorman                                    , *Clerk,
          ----------------------------------------------------------------------
          of     Atlantic Data Services, Inc.,
          ----------------------------------------------------------------------
                                  (Exact name of corporation)

          located at       One Batterymarch Park, Quincy, MA 02169     ,
                    -----------------------------------------------------------
                        (Street address of corporation in Massachusetts)

          do hereby certify that the following Amendment and Restatement of the Articles of Organization was duly adopted by unanimous written consent
          dated              , 1998 by a vote of the directors and by:
                -------------

3,104,080   shares of   Special Common Stock, $.01 par value   of     3,104,080     shares outstanding,
----------             --------------------------------------       ------------
                       (type, class & series, if any)

6,847,960   shares of   Common Stock, $.01 par value           of     6,847,960     shares outstanding, and
----------             --------------------------------------       ------------
                       (type, class & series, if any)

816,790     shares of   Class A Common Stock, $.01 par value   of      816,790      shares outstanding
----------             --------------------------------------       ------------
                            (type, class & series, if any)


C    [ ]  **being at least a majority of each type, class or series outstanding and entitled to vote thereon: / **being at least two-thirds of each
P    [ ]  type, class or series outstanding and entitled to vote thereon and of each type, class or series of stock whose rights are adversely
M    [ ]  affected thereby:

R.A. [ ]                                      ARTICLE I
                                   The name of the corporation is:

                                    Atlantic Data Services, Inc.

                                             ARTICLE II

                         The purpose of the corporation is to engage in the
                                   following business activities:

          See Continuation Sheets at Attachment II and incorporated herein by reference.
--------
P.C.      *Delete the inapplicable words.      **Delete the inapplicable clause.

NOTE: IF THE SPACE PROVIDED UNDER ANY ARTICLE OR ITEM ON THIS FORM IS INSUFFICIENT, ADDITIONS SHALL BE SET FORTH ON OF SEPARATE 8 1/2 X 11 SHEETS OF PAPER WITH A LEFT MARGIN OF AT LEAST 1 INCH. ADDITIONS TO MORE THAN ONE ARTICLE MAY BE MADE ON A SINGLE SHEET SO LONG AS EACH ARTICLE REQUIRING EACH ADDITION IS CLEARLY INDICATED.

                                   ARTICLE III
State the total number of shares and par value, if any, of each class of stock which the corporation is authorized to issue.


               WITHOUT PAR VALUE                              WITH PAR VALUE
-------------------------------------  ---------------------------------------------------------
    TYPE         NUMBER OF SHARES           TYPE         NUMBER OF SHARES         PAR VALUE
------------  -----------------------  -------------   ---------------------   -----------------
Common:                                 Common:             60,000,000               $.01

Preferred:                              Preferred:          1,000,000                $.01

                                   ARTICLE IV

If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class.

 See Continuation Sheets at Attachment IV and incorporated herein by reference.

                                    ARTICLE V
The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are:

                                      None.

                                   ARTICLE VI

**Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

 See Continuation Sheets at Attachment VI and incorporated herein by reference.

**If there are no provisions state "None".

NOTE: THE PRECEDING SIX (6) ARTICLES ARE CONSIDERED TO BE PERMANENT AND MAY ONLY BE CHANGED BY FILING APPROPRIATE ARTICLES OF AMENDMENT.

                                   ARTICLE VII

The effective date of the amended and restated Articles of Organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing.


                                  ARTICLE VIII
THE INFORMATION CONTAINED IN ARTICLE VIII IS NOT A PERMANENT PART OF THE ARTICLES OF ORGANIZATION.

a. The street address (post office boxes are not acceptable) of the principal office of the corporation in Massachusetts is: One Batterymarch Park, Quincy, MA 02169

b. The name, residential address and post office address of each director and officer of the corporation is as follows:

                      NAME                    RESIDENTIAL ADDRESS            POST OFFICE ADDRESS
President:     William H. Gallagher              72 Katy-Did Lane             Same
                                                 Hanson, MA 02341
Treasurer:     Susan L. Gorman                   529 Crafts Street            Same
                                                 Newton, MA 02165
Clerk:         Susan L. Gorman                   529 Crafts Street            Same
                                                 Newton, MA 02165
Directors:     Robert W. Howe                    3 Jason's Lane               Same
                                                 Scituate, MA 02060
               William H. Gallagher              72 Katy-Did Lane             Same
                                                 Hanson, MA 02341
               David C. Hodgson                  3 Pickwick Plaza             Same
                                                 Greenwich, CT 06830
               Lee M. Kennedy                    98 King Caesar Road          Same
                                                 Duxbury, MA 02332
               George F. Raymond                 210 East Oak Avenue          Same
                                                 Morrestown, NJ 08057
               Richard D. Driscoll               116 Laurel Road              Same
                                                 Chestnut Hill, MA 02167

c. The fiscal year (i.e., tax year) of the corporation shall end on the last day of the month of: March

d. The name and business address of the resident agent, if any, of the corporation is:
                   William H. Gallagher
                   One Batterymarch Park
                   Quincy, MA 02169

**We further certify that the foregoing Amended and Restated Articles of Organization affect no amendments to the Articles of Organization of the corporation as heretofore amended, except amendments to the following articles. Briefly describe amendments below:

See Continuation Sheet at Attachment VIII and incorporated herein by reference.

SIGNED UNDER THE PENALTIES OF PERJURY, this       day of          , 1998,
                                            -----        --------

---------------------------------------------, *President,
William H. Gallagher

---------------------------------------------, *Clerk.
Susan L. Gorman

*Delete the inapplicable words.    **If there are no amendments, state 'None'.

                        THE COMMONWEALTH OF MASSACHUSETTS

                          AMENDED AND RESTATED ARTICLES
                                OF ORGANIZATION
                    (GENERAL LAWS, CHAPTER 156B, SECTION 74)


                 I hereby approve the within Amended and Restated Articles of Organization and, the filing fee in the amount of $ __________ having been paid, said articles are deemed to have been filed with me this ____day of _____________, 1998.



                Effective date:_____________________




                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth

















                         TO BE FILLED IN BY CORPORATION
                      PHOTOCOPY OF DOCUMENT TO BE SENT TO:

                                Testa, Hurwitz & Thibeault, LLP
                                125 High Street
                                High Street Tower
                                Boston, MA 02110
                                Attn: Joseph L. Farmer, Esq.
                   Telephone:   (617) 248-7140

                                                    Atlantic Data Services, Inc.
                            Second Amended and Restated Articles of Organization
                                                         Continuation Sheet II.1


                                  Attachment II


      "Article II. The purpose of the corporation is to engage in the following business activities:

      (a) To conduct a business of performing computer services for the scientific, technical and engineering professions;

      (b) To devise formulae and programs for the development, accumulation, processing, analysis, presentation, distribution and recording of data required for clients engaged in professional services, research or publication in the fields of medicine (including paramedical areas of practice, research and study), physics, chemistry, biology, astronomy, engineering and other scientific and technical fields;

      (c) To render professional data processing services and computer services and consulting and planning services in connection therewith;

      (d) To develop, devise, design and manufacture computers and computer programming equipment and systems, and to prepare or manufacture and distribute the resulting products at wholesale, at retail, or on commission consignment, including research, development, or production contracts for public agencies, research or educational institutions, professional groups and business units;

      (e) To maintain one or more data banks or any other type of library or storage facilities for scientific and technical data or for the results of research, development and design work of the Corporation or of any other agency, and to buy, sell, lease, license and exchange data, data systems or data collections or storage modules or units;

      (f) To acquire patents, copyrights and other interests or forms of protection of interests or rights, including the power to purchase, lease, license or receive grants or gifts of interests from the owners of an existing patent or other rights, and to sell, assign, lease or license such rights or interests thereunder to others;

      (g) To acquire by purchase, lease or license space and facilities for research, development, design, production, analysis and storage activities for scientific or technical data or for other operations of the Corporation or for administrative purposes, including the power to construct new facilities or to expand or improve existing facilities and the power to enter into condominium, compound lease, cross-licensing or other joint or cooperative programs for the acquisition or

                                                    Atlantic Data Services, Inc.
                            Second Amended and Restated Articles of Organization
                                                         Continuation Sheet II.2

            development of operational or administrative space; and to acquire, maintain and operate wholesale or resale distribution outlets for its products;

      (h) To enter into any type of syndicate, joint enterprise or other combination of corporate or non-corporate business organizations or entities for the furtherance of its operational activities, including its wholesale and retail trading business;

      (i) To do all things necessary, appropriate or ancillary to the conduct of a general computer services business;

      (j) To buy, own, sell, develop, maintain, lease and/or operate and otherwise deal with, either for itself or for others, real and personal property of any kind whatsoever and to do all things and carry on all activities necessary or incidental thereto;

      (k) To carry on any manufacturing, mercantile, selling, management, service or other business, transaction or activity which may be lawfully carried on by a corporation organized under General Laws of the Commonwealth of Massachusetts, Chapter 156B, as amended (or the provisions of any substituted chapter of the General Laws of the Commonwealth of Massachusetts, dealing with the same general subject matter or such Chapter as now in effect, which may hereafter be enacted);

      (l) To transfer to other persons or corporations, by grant, license, franchise, or other method, the right or privilege to carry on any kind of business on such terms as the Corporation shall deem expedient or proper;

      (m) To acquire the good will, business, property or assets (including a trademark, trade name or trade style), and to assume or undertake the whole or any part of the liabilities of any person, firm, association or corporation and to pay for the same in cash, stock, bonds, debentures or other securities of the Corporation, or otherwise, as the Board of Directors may determine;

      (n) To carry on any business, transaction or activity through a wholly or partly-owned subsidiary;

      (o) To carry on any business, transaction or activity referred to in the foregoing paragraphs to the same extent as might an individual, whether as principal, agent, contractor or otherwise, and either alone or in conjunction with any corporation, association, trust, firm, individual or government agency, and to be a general partner, managing general partner, partner and/or limited partner in a partnership

                                                    Atlantic Data Services, Inc.
                            Second Amended and Restated Articles of Organization
                                                         Continuation Sheet II.3

            or limited partnership engaged in any business enterprise which it would have power to conduct by itself; and

      (p) To have as additional purposes all powers granted and conferred by the laws of the Commonwealth of Massachusetts upon business corporations organized under Chapter 156B (or any such substituted chapter) of the General Laws of Massachusetts; provided, however, that no such purpose shall include any activity inconsistent with such Chapter 156B (or any such substituted chapter), or any other applicable provisions of the General Laws of Massachusetts."

                                                    Atlantic Data Services, Inc.
                            Second Amended and Restated Articles of Organization
                                                         Continuation Sheet IV.1


                                  Attachment IV

The following is a statement of the designations, preferences, voting powers, qualifications, and special or relative rights and privileges in respect of the authorized capital stock of the Corporation.

      The shares of Common Stock, par value $.01 per share, authorized under these Second Amended and Restated Articles of Organization shall be designated the "Common Stock." The shares of Preferred Stock authorized under these Second Amended and Restated Articles of Organization shall be designated the "Preferred Stock."

      A.    Issuance of Preferred Stock in Series.

      The Preferred Stock may be issued in one or more series at such time or times and for such consideration or considerations as the Board of Directors may determine. Each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. Except as to the relative preferences, powers, qualifications, rights and privileges referred to in paragraph B below, in respect of any or all of which there may be variations between different series, all shares of Preferred Stock shall be identical. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purpose of voting by classes.

      B.    Authority to Establish Variations Between Series of Preferred Stock.

      The Board of Directors is expressly authorized, subject to the limitations prescribed by law and the provisions of these Second Amended and Restated Articles of Organization, to provide by adopting a vote or votes, a certificate of which shall be filed in accordance with the Business Corporation Law of the Commonwealth of Massachusetts, for the issue of the Preferred Stock in one or more series, each with such designations, preferences, voting powers, qualifications, special or relative rights and privileges as shall be stated in the vote or votes creating such series. The authority of the Board of Directors with respect to each such series shall include without limitation of the foregoing the right to determine and fix:

      (1) the distinctive designation of such series and the number of shares to constitute such series;

      (2) the rate at which dividends on the shares of such series shall be declared and paid, or set aside for payment, whether dividends at the rate so determined shall be cumulative, and whether the shares of such series shall be entitled to any participating or

                                                    Atlantic Data Services, Inc.
                            Second Amended and Restated Articles of Organization
                                                         Continuation Sheet IV.2

other dividends in addition to dividends at the rate so determined, and if so on what terms;

      (3) the right, if any, of the corporation to redeem shares of the particular series and, if redeemable, the price, terms and manner of such redemption;

      (4) the special and relative rights and preferences, if any, and the amount or amounts per share, which the shares of such series shall be entitled to receive upon any voluntary or involuntary liquidation, dissolution or winding up of the corporation;

      (5) the terms and conditions, if any, upon which shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

      (6) the obligation, if any, of the corporation to retire or purchase shares of such series pursuant to a sinking fund or fund of a similar nature or otherwise, and the terms and conditions of such obligation;

      (7)     voting rights, if any;

      (8) limitations, if any, on the issuance of additional shares of such series or any shares of any other series of Preferred Stock; and

      (9) such other preferences, powers, qualifications, special or relative rights and privileges thereof as the Board of Directors may deem advisable and are not inconsistent with law and the provisions of these Second Amended and Restated Articles of Organization.

      C. Statement of Voting Powers, Qualifications, Special or Relative Rights and Privileges in Respect of Shares of Common Stock.

      After the requirements with respect to preferential dividends on the Preferred Stock (fixed in accordance with the provisions of paragraph B above) shall have been met and after the corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts (fixed in accordance with the provisions of said paragraph B), then and not otherwise the holders of Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors.

      After distribution in full of the preferential amount (fixed in accordance with the provisions of said paragraph B) to be distributed to the holders of Preferred Stock in the

                                                    Atlantic Data Services, Inc.
                            Second Amended and Restated Articles of Organization
                                                         Continuation Sheet IV.3

event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of the corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of the corporation, tangible and intangible, of whatever kind available for distribution to the stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

      Except as may otherwise be required by law or the provision of these Second Amended and Restated Articles of Organization, or by the Board of Directors pursuant to authority granted in these Second Amended and Restated Articles of Organization, each holder of Common Stock shall have one vote in respect of each share of stock held by him in all matters voted upon by the stockholders.

                                                    Atlantic Data Services, Inc.
                            Second Amended and Restated Articles of Organization
                                                         Continuation Sheet VI.1


                                  Attachment VI

Other provisions for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders, are as follows:

      A.    Board of Directors.

            1. Number, Election and Qualification. The number of directors shall be fixed only by vote of the Board of Directors.

      The directors of the corporation shall be classified with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible; the term of office of those of the first class ("Class I Directors") to continue until the first annual meeting following the date the corporation first had a class of equity securities registered under the Securities Exchange Act of 1934 (the "Exchange Act") and until their successors are duly elected and qualified; the term of office of those of the second class ("Class II Directors") to continue until the second annual meeting following the date the corporation first had a class of equity securities registered under the Exchange Act and until their successors are duly elected and qualified; and the term of office of those of the third class ("Class III Directors") to continue until the third annual meeting following the date the corporation first had a class of equity securities registered under the Exchange Act and until their successors are duly elected and qualified. At each annual meeting of the corporation, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term continuing until the annual meeting held in the third year following the year of their election and until their successors are duly elected and qualified. If the authorized number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible. No decrease in the number of directors constituting the Board of Directors shall shorten the term of an incumbent director.

            2. Vacancies. Vacancies and newly-created directorships, whether resulting from an increase in the size of the Board of Directors, from the death resignation, disqualification or removal of a director or otherwise, shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the immediately preceding sentence shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred or the new directorship was created and until such director's successor shall have been elected and qualified.

                                                    Atlantic Data Services, Inc.
                            Second Amended and Restated Articles of Organization
                                                         Continuation Sheet VI.2

      3. Enlargement of the Board. The Board of Directors may only be enlarged by the vote of a majority of the directors then in office.

      4. Tenure. Except as otherwise provided by law, these Second Amended and Restated Articles of Organization or the By-laws of the corporation, directors shall hold office until the third year following the year of their election and until their successors are duly elected and qualified. Any director may resign by delivering his written resignation to the corporation at its principal office or to the President, Clerk or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

      5. Removal. Any director elected by the stockholders, or by the Board of Directors to fill a vacancy, may be removed only for cause by a vote of a majority of directors then in office or by the stockholders, after reasonable notice and opportunity to be heard before the annual meeting of stockholders at which his or her removal is considered and by the affirmative vote of the holders of at least eighty percent (80%) of the combined voting power of the shares of capital stock of the corporation outstanding and entitled to vote for the election of directors.

      For purposes of the foregoing paragraph, "cause", with respect to the removal of any director, shall mean only (1) conviction of a felony, (2) declaration of unsound mind by order of court, (3) gross dereliction of duty,
(4) commission of an action involving moral turpitude, or (5) commission of an action which constitutes intentional misconduct or a knowing violation of law if such action in either event results in improper substantial personal benefit and a material injury to the Corporation.

      6. Amendment. Notwithstanding any other provision of these Second Amended and Restated Articles of Organization, or any provision of law which might otherwise permit a lesser vote or no vote, the affirmative vote of the holders of at least eighty percent (80%) of the combined voting power of the shares of capital stock of the corporation outstanding and entitled to vote for the election of directors shall be required to alter, amend or repeal this
Article VI, Part A.

      B.    Liability of Directors.

      The corporation eliminates the personal liability of each director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that, to the extent provided by applicable law, this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 61 or 62

                                                    Atlantic Data Services, Inc.
                            Second Amended and Restated Articles of Organization
                                                         Continuation Sheet VI.3

or successor provisions of the Massachusetts Business Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. This provision shall not eliminate or limit the liability of a director of the corporation for any act or omission occurring prior to the date on which this provision becomes effective. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

         C.       Location of Stockholders' Meetings.

         Meetings of the stockholders of the corporation may be held anywhere in the United States.

         D.       Amendment of By-laws.

         The directors of the corporation may make, amend or repeal the By-laws in whole or in part, except with respect to any provision thereof which by law or the By-laws requires action by the stockholders.

         E.       Issuance of Shares.

         The whole or any part of the authorized but unissued shares of capital stock of the corporation may be issued at any time or from time to time by the Board of Directors without further action by the stockholders.

         F.       Corporation As Partner.

         The corporation may become a partner in any business.

         G.       Certain Actions by Majority Vote.

         The corporation, by vote of a majority of the stock outstanding and entitled to vote thereon (or if there are two or more classes of stock entitled to vote as separate classes, then by vote of a majority of each such class of stock outstanding) may (i) authorize any amendment to these Second Amended and Restated Articles of Organization, (ii) authorize the sale, lease or exchange of all or substantially all of the corporation's property and assets, including its goodwill and (iii) approve a merger or consolidation of the corporation with or into any other corporation, provided that such amendment, sale, lease, exchange, merger or consolidation shall have been approved by the Board of Directors.

                                                    Atlantic Data Services, Inc.
                            Second Amended and Restated Articles of Organization
                                                       Continuation Sheet VIII.1



                                 Attachment VIII

I. Article III is amended to eliminate the Class A Common Stock, $.01 par value per share, to eliminate the Special Common Stock, $.01 par value per share, to leave one class of Common Stock, $.01 par value per share (the "Common Stock"), and to increase the number of authorized shares of Common Stock from 15,000,000 to 60,000,000. Article III is also amended to authorize the corporation to issue 1,000,000 shares of undesignated Preferred Stock, $.01 par value per share.

II. Article IV is amended to set forth the designations, preferences, voting powers, qualifications, and special or relative rights and privileges of the capital stock of the corporation and to authorize the Board of Directors to establish the designations, preferences, voting powers, qualifications, special or relative rights and privileges of any series of Preferred Stock in accordance with Section 26 of Chapter 156B of the Massachusetts General Laws.

III. Article VI is amended to add certain other provisions for the conduct and regulation of the business and affairs of the corporation, including, among others, classification of the Board of Directors, vacancies, enlargement, tenure and removal of Board members, amendment of the Second Amended and Restated Articles of Organization and personal liability of directors.